Exhibit 5.2

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073

June 17, 2022

Agrify Corporation

76 Treble Cove Road

Building 3, Unit 3

Billerica, Massachusetts 01862

Re:	Agrify Corporation/Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Agrify Corporation, a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), as filed by the Company with the Securities and Exchange Commission (the “Commission”). The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time-to-time by one or more Prospectus Supplements, relates to the offering and issuance by the Company of up to $200,000,000 aggregate offering price of the following:

●	shares of common stock, $0.001 par value per share (the “Common Stock”);

●	shares of preferred stock, $0.001 par value per share (the “Preferred Stock”);

●	warrants to purchase Common Stock, Preferred Stock, Debt Securities (as defined below), and Units (as defined below) (“Warrants”);

●	debt securities, in one or more series (the “Debt Securities”); and

●	units comprised of one or more shares of Common Stock, Preferred Stock, Debt Securities, or Warrants (“Units,”).

The Common Stock, Preferred Stock, Warrants, and Units are referred to herein collectively as the “Securities.” Securities may be issued in an unspecified number and the Debt Securities may be issued in an unspecified principal amount. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements.

June 17, 2022

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction of:

●	the Registration Statement;

●	the Articles of Incorporation of the Company filed with the Nevada Secretary of State on June 6, 2016, as amended by the Certificate of Change filed with the Nevada Secretary of State on May 24, 2019, the Certificate of Amendment filed with the Nevada Secretary of State on September 16, 2019, the Certificate of Amendment filed with the Nevada Secretary of State on January 7, 2020, and the Certificate of Amendment filed with the Nevada Secretary of State on January 12, 2021 (collectively, the “Articles of Incorporation”);

●	the Amended and Restated Bylaws of the Company, adopted on December 18, 2020; and

●	forms of agreements, resolutions of the Board of Directors of the Company (“Board”), and such other matters as relevant related to the issuance and the registration of the Securities under the Securities Act, and such other matters as relevant.

In our examination, we have assumed:

●	the legal capacity of all natural persons executing the documents;

●	the genuineness of all signatures on the documents;

●	the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

●	that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

●	other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties;

●	that the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

June 17, 2022

●	that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

●	that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

●	that a definitive underwriting, purchase or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

●	at the time the Securities are offered or issued as contemplated by the Registration Statement, all corporate or other action required to be taken by the Company to duly authorize and issue each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect;

●	with respect to the Common Stock and Preferred Stock, at the time of issuance, sale, and delivery (including those related to exercise , (a) a sufficient number of shares of such Securities are authorized and available for issuance and that the consideration for the issuance and sale of such Securities whether issuable directly for such consideration or upon the conversion of any preferred stock or debt securities or the exercise of warrants, is in an amount that is not less than the par value of the Common Stock or the Preferred Stock, as applicable, (b) the terms of the shares of such Securities and the issuance and sale of such Securities, are in conformity with the Company’s then operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (c) the certificates, if any, for such Securities have been duly executed by the Company and countersigned by the transfer agent therefor, and (d) the Securities (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting, or similar agreement, if any, related to the issuance and sale of the Securities as contemplated in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible debt securities or exercise of any warrants in accordance with the respective terms of such instruments.

June 17, 2022

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

●	Upon authorization and issuance of shares of the Common Stock, such shares of Common Stock will be validly issued, fully paid, and nonassessable.

●	Upon authorization and issuance of shares of the Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

●	Upon authorization and issuance of Warrants, such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

●	Upon authorization and issuance of Units, such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada, excluding securities laws of the State of Nevada (to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any securities laws related to the issuance and sale of the Securities. In addition we express no opinion regarding Debt Securities, including those included in any Unit.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.